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                                                                   EXHIBIT 10.26


                                  AMENDMENT TO
                             CT COMMUNICATIONS, INC.
                         OMNIBUS STOCK COMPENSATION PLAN

     The CT Communications, Inc. Omnibus Stock Compensation Plan, originally effective as of April 24, 1997 (the "Plan"), is hereby amended as set forth below:

     1. Section 2.16 the Plan is hereby amended and restated to read as follows:

          "Fair Market Value" means the value of a share of Common Stock, determined as follows: if on the determination date the Common Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc., or is publicly traded on an established securities market, the Fair Market Value of a share of Common Stock shall be the closing price of the Common Stock on such exchange or in such market (if there is more than one such exchange or market the Board of Directors shall determine the appropriate exchange or market) at the time of grant or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Common Stock as determined by the Board of Directors in good faith.

     2.   The Plan shall otherwise be unchanged by this Amendment.

                            *          *          *



     The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on February 22, 2001.



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                                                  Secretary